Exhibit 99.1

COMMUNITY
CAPITAL                                            NEWS
CORPORATION                                        RELEASE

For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, Vice President/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com
www.comcapcorp.com

January 18, 2006

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION’S COMMON STOCK MOVES TO
NASDAQ NATIONAL MARKET UNDER NEW SYMBOL ‘CPBK’

Greenwood, SC - Community Capital Corporation (AMEX: CYL), today announced that the Company’s common stock has been approved for listing on the NASDAQ National Market and will begin trading on Friday, January 27, 2006 under the new ticker symbol ‘CPBK’. The Company’s stock will continue to trade on the American Stock Exchange under the symbol ‘CYL’ until the close of business on Thursday, January 26, 2006.

William G. Stevens, President/CEO of Community Capital Corporation stated, “We believe that the NASDAQ National Market will provide more recognition for our company in the investment arena that will result in enhanced value for our shareholders. We have been pleased with our relationship with the American Stock Exchange, and we appreciate the professionalism of the American Stock Exchange staff since our initial listing in February 1997.”

Community Capital Corporation is the parent company of CapitalBank, which operates 16 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank’s locations and the products and services offered are available at www.capitalbanksc.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

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